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Fusion Announces Definitive Agreement to Acquire MegaPath

Integrated Cloud Services Provider Adds $70 Million Incremental Annual Revenue, Over 8,000 Business Customers, and Enhanced Sales and Distribution Capabilities

NEW YORK, NY -- May 10, 2018 -- Fusion (NASDAQ: FSNN), a leading provider of cloud services, announced today that it has signed a definitive agreement to acquire privately-held MegaPath Holding Corporation (“MegaPath”). Based in Pleasanton, California, MegaPath provides a robust, fully-integrated suite of cloud services including Unified Communications as a Service (UCaaS), cloud computing, security, SD-WAN and cloud connectivity. The transaction is valued at under 5.0x pro forma Adjusted EBITDA including anticipated cost synergies realized within 12 months of closing.

Total consideration in the transaction is $71.5 million. Up to $10.0 million of the consideration is payable at Fusion’s election in unregistered shares of Fusion common stock priced at $5.78 per share. Fusion intends to fund the cash portion of the consideration via borrowings under its First Lien Senior Secured Credit Facility, $62.0 million of which is currently held in escrow for this acquisition. The transaction is expected to close within the next 90 days, subject to receipt of certain regulatory approvals and other customary closing conditions.

Highlights

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Contributes additional financial scale with approximately $70 million in annual revenue, 95% of which consists of contracted monthly recurring revenue (MRR), and adjusted EBITDA of approximately $15 million including anticipated cost synergies
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Adds more than 8,000 small and medium business and large enterprise customers, with an average monthly revenue per customer (ARPU) of $750 and 1.0% monthly churn
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Provides a robust, customizable and highly scalable back office/OSS platform that is expected to be utilized across the full company to support enterprise customer needs and increase efficiency
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Adds approximately 45 quota-bearing sales representatives across direct and indirect sales channels as well as a number of distribution partners, driving upselling and cross-selling opportunities and deepening Fusion’s strong relationships throughout the Channel Partner sales channel
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Brings a highly capable staff of experienced cloud services professionals with expertise to facilitate more rapid integration of the businesses and execution of Fusion’s strategy

Matthew Rosen, Fusion’s Chairman and CEO, said, “This transaction is further evidence that Fusion is rapidly building a cloud services industry leader around our unique and compelling single-source strategy. MegaPath is an ideal fit with our strategic objectives as it adds a diverse, high-value business customer base, a team of cloud services experts, and incremental financial scale, with a high percentage of MRR, high ARPU and low churn relative to industry averages. Given the similarities between our businesses, we expect the MegaPath acquisition to facilitate the customer, operational and financial integration of Birch, enabling us to drive Fusion’s strategy more efficiently across the entire organization.”

“The Cloud Services market is recognizing the superior value of integrated solutions from a single-source provider,” said Craig Young, MegaPath’s CEO. “Fusion’s differentiated strategy, its high-quality integrated product suite and its scalable platform are therefore a natural fit with MegaPath’s business and culture. Our participation in the equity of Fusion through this transaction underscores our confidence that the combination of the two companies will create significant value for shareholders. Furthermore, our customers will continue to benefit from the same high levels of service quality, customer care and innovation from Fusion that they’ve come to expect from MegaPath.”

Bank Street Group served as the exclusive financial advisor to MegaPath in connection with this transaction.

About Fusion

Fusion, a leading provider of integrated cloud solutions to small, medium and large businesses, is the industry's Single Source for the Cloud.® Fusion's advanced, proprietary cloud service platform enables the integration of leading edge solutions in the cloud, including cloud communications, contact center, cloud connectivity, and cloud computing. Fusion's innovative, yet proven cloud solutions lower our customers' cost of ownership, and deliver new levels of security, flexibility, scalability, and speed of deployment. For more information, please visit www.fusionconnect.com.

Forward Looking Statements

This press release contains forward-looking statements relating to future events. Statements in this press release that are not purely historical facts, including statements regarding Fusion’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and may sometimes be identified by the use of forward-looking terminology such as “may”, “expect”, “anticipate”, “intend”, “estimate” or “continue” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. Important risks regarding the Company’s business include the Company’s ability to complete the acquisition of MegaPath, its ability to obtain the required approvals necessary to close that transaction, and its ability to integrate that business following the closing; the Company’s ability to comply with covenants included in its debt agreements; competitors with broader product lines and greater resources; emergence into new markets; natural disasters, acts of war, terrorism or other events beyond the Company’s control; and other factors identified by Fusion from time to time in its filings with the Securities and Exchange Commission, which are available through http://www.sec.gov. However, the reader is cautioned that Fusion’s future performance could also be affected by risks and uncertainties not enumerated above.

Fusion Contact
Brian Coyne
(212) 201-2404
bcoyne@fusionconnect.com

Investor Relations
Chris Tyson
MZ North America
(949) 491-8235
FSNN@mzgroup.us